UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 4, 2006

Date of Report (Date of earliest event reported)

Wentworth Energy, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma

(State or other jurisdiction)

0-32593

(Commission File Number)

73-1599600

(IRS Employer Identification No.)

115 West 7th Street, Suite 1415, Fort Worth, Texas, 76102

(Address of principal executive offices)

(877) 329-8388

Registrant’s telephone number, including area code

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective April 15, 2006, Mr. Roger Williams is appointed a director of Wentworth Energy, Inc.  Mr. Williams is Chief Executive Officer and a director of Wentworth Oil Sands, Inc., Wentworth Energy, Inc.’s 50%-owned subsidiary formed to develop oil sands resources using Petromax Technologies, LLC’s hydrocarbon separation technology.  Prior to joining Wentworth, Mr. Williams was managing partner of Troutman Sanders LLP’s Hong Kong office since 2002 and was a partner in their Washington, D.C. office from 2000 to 2001.  He has held various legal and petroleum industry positions both as a practicing attorney and professional engineer since 1979.  Mr. Williams has degrees in petroleum and chemical engineering, and received his law degree from the University of Alabama in 1991.  His legal career included practice with Skadden, Arps, Slate, Meagher & Flom LLP in Washington, D.C., Hong Kong and Singapore.  For much of his career Mr. Williams has focused on the development and financing of major oil and gas resources and infrastructure assets around the world.

On April 4, 2006 Mr. James F. Whiteside resigned as a director and President of Oil Sands Development to pursue other opportunities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2006

WENTWORTH ENERGY, INC.

/s/ John Punzo

John Punzo, CEO